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                                                                     EXHIBIT 1.2

[INDUSTRY CANADA LOGO]                  Industrie Canada

CERTIFICATE                                    CERTIFICAT
OF CONTINUANCE                                 DE PROROGATION

CANADA BUSINESS                                LOI CANADIENNE SUR
CORPORATIONS ACT                               LES SOCIETES PAR ACTIONS

METALLICA RESOURCES INC.                             600473-3

Name of corporation-Denomination              Corporation number-Numero
de la societe                                 de la societe

I hereby certify that the above-named         Je certifie que la societe
corporation was continued under section       susmentionnee a ete prorogee en
187 of the Canada Business Corporations       vertu de l'article 187 de la Loi
Act, as set out in the attached articles      canadienne sur les societes par
of continuance.                               actions, tel qu'il est indique
                                              dans les clauses de prorogation
                                              ci-jointes.

/s/ [ILLEGIBLE]                               July 16, 2002 / le 16 juillet 2002
--------------------
Director - Directeur                          Date of Continuance - Date de la
                                              prorogation

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